EXHIBIT 14:  POWERS OF ATTORNEY


                                   MEMORANDUM


To:         Dan Varona
            General Counsel, Secretary,
            and Chief Administrative Officer
            COMPANION LIFE INSURANCE COMPANY

FROM:       Tom McCusker
            Larry Harr

DATE:       September 20, 1995

RE:         POWER OF ATTORNEY DESIGNATION


Between July 13 and August 1, 1995, Messrs. Skutt, Weekly and Johnston, together with members of Companion's Board of Directors each executed limited Powers of Attorney in favor of Tom McCusker or Larry Harr or "such person(s) as they may designate in writing directed to the Corporate Secretary . . .". The Power is limited to signing registration statements and amendments thereto and similar documents for variable products.

We hereby designate the following person to have and exercise on our behalf all power granted us under these limited Powers of Attorney.

                                          Kenneth W. Reitz

A copy of each Power of Attorney and this memo will accompany each SEC registration filing signed by our designee.

     /s/ Thomas J. McCusker                             /s/Lawrence F. Harr
-----------------------                            -----------------------

Thomas J. McCusker                                 Lawrence F. Harr
Senior Executive Vice President                    Executive Vice President
and General Counsel                                and Executive Counsel
United of Omaha Insurance                          United of Omaha Insurance
Company                                            Company